EXHIBIT 99



MONTHLY NOTEHOLDER STATEMENT

SPIEGEL CREDIT CARD MASTER NOTE TRUST
SERIES 2000-A

Pursuant to the Master Indenture, dated as of December 1, 2000
(as amended and supplemented, the "Indenture") between Spiegel Credit Card Master Note Trust (the "Issuer") and The Bank of
New York, as indenture trustee (the "Indenture Trustee"), as supplemented by the Series 2000-A Indenture Supplement (the "Indenture Supplement"), dated as of December 1, 2000, between the Issuer and the Indenture Trustee, First Consumers National Bank, as Servicer (the "Servicer") under the Transfer and Servicing Agreement, dated as of December 1, 2000 (the "Transfer and Servicing Agreement") among Spiegel Credit Corporation III, the Servicer and the Issuer is required to prepare certain information each month regarding current distributions to the Series 2000-A Noteholders and the performance of the Trust during the previous month. The information required to be prepared with respect to the Distribution Date of January 16, 2001, and with respect to the performance of the Trust during the month of December 2000 is set forth below. Capitalized terms used herein are defined in the Indenture and the Indenture Supplement.

A. Information regarding distributions in respect of the Class A Notes

    1.  The total amount of the distribution in respect of
        Class A Notes.....$3,264,333

    2.  The amount of the distribution set forth in
        paragraph 1 Above in respect of principal of the
        Class A Notes......$0

    3.  The amount of the distribution set forth in
        paragraph 1 Above in respect of interest on the
        Class A Notes.....$3,264,333


RECEIVABLES -

Beginning of the Month Principal Receivables:        $1,980,251,000
Beginning of the Month Finance Charge Receivables:   $44,165,000
Beginning of the Month Discount Option Receivables:  $0
Beginning of the Month Total Receivables:            $2,024,416,000


Removed Principal Receivables:                       $0
Removed Finance Charge Receivables:                  $0
Removed Total Receivables:                           $0

Additional Principal Receivables:                    $0
Additional Finance Charge Receivables:               $0
Additional Total Receivables:                        $0

Discount Option Receivables Generated this Period:   $0
Net Recoveries for month of December 2000:           $0
End of the Month Principal Receivables:              $2,090,282,993
End of the Month Finance Charge Receivables:         $40,202,655
End of the Month Discount Option Receivables:        $0
End of the Month Total Receivables:                  $2,130,485,648

Excess Funding Account Balance:                      $0
Aggregate Principal Balance:                         $2,090,282,993
Minimum Aggregate Principal Balance:                 $683,720,000
End of the Month Seller Amount:                      $1,406,562,993
Principal Collections for prior Monthly
     Period designated as Seller Interest:           $0
Minimum Seller Amount:                               $0


DELINQUENCIES AND LOSSES -

End of the Month Delinquencies:                      RECEIVABLES
     30-59 Days Delinquent                           $77,758,335
     60-89 Days Delinquent                           $57,310,926
     90+ Days Delinquent                             $134,278,608
     Total 30+ Days Delinquent                       $269,347,869

Defaulted Receivables During the Month:              $21,460,822


NOTE PRINCIPAL BALANCES -

     Class A Note Principal Balance:                 $600,000,000
     Required Excess Collateral Amount:              $70,400,000
     Supplemental Enhancement:                       $13,320,000


SERIES 2000-A INFORMATION -

     INVESTOR PERCENTAGE:                             32.71%
     AVAILABLE FINANCE CHARGE COLLECTIONS:           $15,453,551
     INVESTOR DEFAULT AMOUNT:                        $7,019,620
     INVESTOR UNCOVERED DILUTION AMOUNT:             $0
     MONTHLY SERVICING FEES:                         $484,178
     AVAILABLE PRINCIPAL COLLECTIONS:                $22,743,354
     EXCESS FINANCE CHARGE COLLECTIONS:              $0
     SHARED PRINCIPAL COLLECTIONS:                   $0
     RESERVE ACCOUNT BALANCE:                        $0
     SPREAD ACCOUNT BALANCE:                         $6,000,000


APPLICATION OF COLLECTIONS -

     CLASS A MONTHLY INTEREST:                       $3,264,333
     NET SWAP PAYMENT:                               $0
     NET SWAP RECEIPT:                               $226,333
     INVESTOR DEFAULT AMOUNT:                        $7,019,620
     INVESTOR UNCOVERED DILUTION AMOUNT:             $0
     INVESTOR CHARGE OFFS AND REALLOCATED PRINCIPAL
       COLLECTIONS NOT PREVIOUSLY REIMBURSED:        $0
     AMOUNTS TO BE DEPOSITED IN THE RESERVE ACCOUNT: $0
     AMOUNTS TO BE DEPOSITED IN THE SPREAD ACCOUNT:  $0
     DRAWS ON POLICY:                                $0


EXCESS FINANCE CHARGES COLLECTIONS -

TOTAL EXCESS FINANCE CHARGE COLLECTIONS
   FOR ALL ALLOCATION SERIES:                        $0


SHARED PRINCIPAL COLLECTIONS -

TOTAL SHARED PRINCIPAL COLLECTIONS
   FOR ALL ALLOCATION SERIES:                        $0


YIELD, BASE RATE, AND EXCESS SPREAD -

     Base Rate (Current Month):        6.34 %
     Base Rate (Prior Month):           N/A %
     Base Rate (Two Months Ago):        N/A %

THREE MONTH AVERAGE BASE RATE:                        6.34%

     Portfolio Yield (Current Month):  27.12%
     Portfolio Yield (Prior Month):      N/A%
     Portfolio Yield (Two Months Ago):   N/A%

THREE MONTH AVERAGE PORTFOLIO YIELD:                 27.12%

     Excess Spread (Current Month):     8.46%
     Excess Spread (Prior Month):        N/A%
     Excess Spread (Two Months Ago):     N/A%

THREE MONTH AVERAGE EXCESS SPREAD:                    8.46%


PRINCIPAL COLLECTIONS -

MONTHLY PRINCIPAL:                                    $0
PRINCIPAL ACCUMULATION ACCOUNT BALANCE:               $0
SERIES 2000-A PRINCIPAL SHORTFALL:                    $0
SHARED PRINCIPAL COLLECTIONS ALLOCABLE FROM
   OTHER PRINCIPAL SHARING SERIES:                    $0


INVESTOR CHARGE OFFS AND REDUCTIONS -

INVESTOR CHARGE OFFS:                                 $0
REALLOCATED PRINCIPAL COLLECTIONS:                    $0
REDUCTIONS IN COLLATERAL AMOUNT (OTHER THAN
   BY PRINCIPAL PAYMENTS):                            $0
REDUCTIONS IN COLLATERAL AMOUNT DUE TO
   APPLICATION OF AVAILABLE PRINCIPAL
   COLLECTIONS AS SHARED PRINCIPAL COLLECTIONS:       $0
PREVIOUS REDUCTIONS IN COLLATERAL AMOUNT
   REIMBURSED:                                        $0



Bank of New York Midwest Trust Company
as Paying Agent





First Consumers National Bank
as Servicer

By: /s/  Scott A. Spinks
Name:    Scott A. Spinks
Title:   Budget and Reporting Manager